EXHIBIT 5.1
                           FOLEY, HOAG & ELIOT LLP
                              ONE OFFICE SQUARE
                      BOSTON, MASSACHUSETTS 02109-2170
                                  ---------

                          Telephone 617-832-1000     1747 PENNSYLVANIA AVE, N.W.
                          FACSIMILE 617-832-7000        WASHINGTON, D.C. 20006
                            http://www.fhe.com            TEL: 202-223-1200


                                                                 April 27, 1999

WaveRider Communications Inc.
235 Yorkland Blvd., Suite 1101
Toronto, Ontario Canada M2J 4Y8

Ladies and Gentlemen:

         We are familiar with the Registration Statement on Form S-3 filed today by WaveRider Communications Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933 (the "S-3 Registration Statement"). The S-3 Registration Statement relates to the registration of a total of 7,250,000 shares of the Company's Common Stock, $0.001 par value per share ("Shares"), which were issued or are issuable to certain selling stockholders as set forth below, and as more specifically described in the S-3 Registration Statement:

         (1) 800,000 Shares are issuable upon conversion of the Series C Preferred Stock, sold in connection with WaveRider's June 1998 financing;
         (2) 800,000 Shares are issuable upon the exercise of 800,000 Series F Warrants, issued in connection with WaveRider's June 1998 financing;
         (3) 500,000 Shares are issuable upon the exercise of 500,000 Series G Warrants, issued in connection with WaveRider's December 1998 financing;
         (3) 1,167,860 Shares were sold in a private placement in connection with WaveRider's December 1998 financing;
         (4) 2,932,140 Shares are issuable upon the sale by WaveRider of shares of Common Stock in connection with WaveRider's December 1998 financing; and
         (5) 1,050,000 Shares are issuable upon the exercise of 1,050,000 warrants, issued in connection with WaveRider's December 1998 financing.

         In arriving at the opinions expressed below, we have examined and relied on the following documents: (a) the Articles of incorporation of the Company, as amended; (b) the Amended and Restated By-Laws of the Company; and
(c) the records of meetings and consents of the Board of Directors and stockholders of the Company provided to us by the Company. In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and WaveRider Communications Inc. Page 2 April 27, 1999 other

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certificates of public officials,  officers and  representatives  of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have further assumed that s sufficient number of duly authorized and unissued shares of Common Stock will be available for issuance at the time the Series C Preferred Stock is converted, the Common Stock is sold and the warrants are exercised, in accordance with the terms thereof; and that the consideration received by WaveRider in respect of each Share will be no less than its par value.

         Based upon the foregoing, it is our opinion that:

         1. the Company has taken all necessary corporate action required to authorize the issuance and sale of the Shares; and

         2. the Shares have been, or will be upon issuance after conversion of the Series C Convertible Preferred Stock, the exercise of Series F and G Warrants and issuance in accordance with the December 1998 Financing, validly and legally issued and fully paid and non-assessable.


         We hereby consent to the filing of this opinion as an exhibit to the S-3 Registration Statement.




                                Very truly yours,

                                FOLEY, HOAG & ELIOT LLP


                                By:  Dave Broadwin
                                     -------------------
                                         A Partner



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